Exhibit 10.178
SERVICE-BASED UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of March 8, 2017 (the “Grant Date”), between ITC Holdings Corp., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the 2017 Omnibus Plan, as may be amended from time to time (the “Plan”).
In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Grant of the Service-Based Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant [________] Service-Based Units (hereinafter called the “Units”), which amount was determined in accordance with Section 4.1(a) of the Plan. The foregoing award of Units (the “Award”) shall Vest and become nonforfeitable in accordance with Section 2 hereof. Participant shall be entitled to dividend equivalents with respect to the Award to the extent provided in the Plan. This Agreement and the Award shall be subject to the terms and conditions of the Plan. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan, whether explicitly or implicitly, permits such variations.
2. Vesting and Forfeiture.
(a) The Committee has determined that the Vesting Date for the Units (together with associated Service-Based Units received as dividend equivalents or in accordance with Section 4.3 of the Plan) shall be December 31, 2019, subject to Sections 6.1, 6.2 and 6.3 of the Plan. Vesting, payment and forfeiture of such Units shall otherwise be determined in accordance with the Plan.
(b) For purposes of Section 6.2(b) of the Plan, if Participant’s Service as an Employee terminates due to Retirement or an Involuntary Termination Without Cause prior to the Vesting Date, (i) one-third of the Units shall be deemed to have Vested if termination occurred on or after the one-year anniversary of the Grant Date and before the two-year anniversary, and (ii) two-thirds of the Units shall be deemed to have Vested if termination occurred on or after the two-year anniversary of the Grant Date and before the Vesting Date.
3. Participant’s Employment by the Company. Nothing contained in this Agreement (a) obligates Participant’s employer to employ the Participant in any capacity whatsoever or (b) prohibits or restricts Fortis, the Company or any Subsidiary from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that no one has made any representations or promises whatsoever to the Participant concerning the Participant’s employment or continued employment.
4. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him or her at the address stated in the Company’s books and records. By a notice given pursuant to this Section 4, either party may hereafter designate a different address for notices to be given to the party. Any notice that is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5. Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

PARTICIPANT
__________________________ (signature)
__________________________ (print name)

ITC HOLDINGS CORP.
By: ______________________
Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel